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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   OPTEL, INC.
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             (Exact name of Registrant as Specified in its Charter)


               Delaware                                   95-4495524
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



         1111 W. Mockingbird Lane
         Dallas, Texas                                            75247
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         (Address of principal executive offices)              (zip code)


         If this Form relates to the registration of a        If this Form relates to the registration of a
         class of debt securities and is effective upon       class of debt securities and is to become
         filing pursuant to General Instruction A(c)(1)       effective simultaneously with the
         please check the following box.    [ ]               effectiveness of a concurrent registration
                                                              statement under the Securities Act of 1933
                                                              pursuant to General Instruction A(c)(2)
                                                              please check the following box.    [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                         Name of Each Exchange on Which
to be so registered                         Each Class is to be Registered
-------------------                         ------------------------------

None

Securities to be registered pursuant to Section 12(g) of the Act:

                              Class A Common Stock
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                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

                  This registration statement relates to the Class A common stock, par value $.01 per share, of OpTel, Inc. (the "Registrant"). Reference is made to the information set forth under the caption "Description of Capital Stock" on page 81 of the Preliminary Prospectus dated April 21, 1999 (subject to completion), filed as part of the Registrant's Registration Statement No. 333-56231 on Form S-1 under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

A. Form of Amended and Restated Certificate of Incorporation of Registrant (to be effective upon consummation of the public offering), together with all amendments thereto, filed as exhibit 3.1 to Amendment No. 7 to Registrant's registration statement on Form S-1 filed on May 19, 1999, and incorporated herein by reference.

B. Form of Amended and Restated Bylaws of Registrant (to be effective upon consummation of the public offering), together with all amendments thereto, filed as exhibit 3.2 to Amendment No. 7 to Registrant's registration statement on Form S-1 filed on May 19, 1999, and incorporated herein by reference.

C. Form of Common Stock Certificate, filed as an exhibit 4.8 to Amendment No. 7 to Registrant's registration statement on Form S-1 filed on May 19, 1999, and incorporated herein by reference.

D. Certificate of Designation of Voting Power, Designations, Preferences, Limitations, Restrictions and Relative Rights of the Series A Preferred, filed as an exhibit to Registrant's registration statement on Form S-1 filed on June 5, 1998, and incorporated herein by reference.

E. Certificate of Designation of Voting Power, Designations, Preferences, Limitations, Restrictions and Relative Rights of the Series B Preferred, filed as an exhibit to Registrant's registration statement on Form S-1 filed on June 5, 1998, and incorporated herein by reference.

F. Stockholders' Agreement dated as of August 15, 1997 by and among VPC Corporation, Le Groupe Videotron Ltee, Capital Communications CDPQ Inc. and Registrant, filed as an exhibit to Registrant's 10K/A filed for fiscal year ended August 31, 1997, and incorporated herein by reference.

G. Stockholders' Agreement dated as of April 9, 1998 among Registrant, Nomura Holding America Inc., MCI Telecommunications Corporation, VPC Corporation, Le Groupe Videotron Ltee and Interactive Cable Systems, Inc., filed as an exhibit to Registrant's registration statement on Form S-1 filed on June 5, 1998, and incorporated herein by reference.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               OPTEL, INC.



Date:  May 18, 1999                            By: /s/ BERTRAND BLANCHETTE
                                                   --------------------------
                                                   Bertrand Blanchette
                                                   Chief Financial Officer